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                                                                    Exhibit 99.4

               [LETTERHEAD OF WASSERSTEIN PERELLA APPEARS HERE]


        We hereby consent to the use of our opinion letter dated June 30, 1997 to the Board of Directors of Rykoff-Sexton, Inc. included as Appendix E to the Joint Proxy Statement/Prospectus which forms a part of the Registration Statement of Form S-4 relating to the proposed merger of Rykoff-Sexton, Inc. with and into Hudson Acquisition Corp., a wholly owned subsidiary of JP Foodservice, Inc. and to the references to such opinion in such Joint Proxy Statement/Prospectus. In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder, nor do we thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "experts" as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.



                                        WASSERSTEIN PERELLA & CO., INC.

August 1, 1997